EXHIBIT 99.2

INDEX TO FINANCIAL STATEMENTS

Page No.

Fischer-Watt Gold Company, Inc. Pro-Forma Consolidated Financial Statements (Unaudited) as of January 31, 2011
Fischer-Watt Gold Company, Inc. Pro-Forma Consolidated Balance Sheets	F-2
Fischer-Watt Gold Company, Inc. Pro-Forma Consolidated Statements of Operations Notes to Pro-Forma Consolidated Financial Statements	F-3 F-4

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FISCHER-WATT GOLD COMPANY, INC.

(An Exploration Stage Company)

PRO-FORMA CONSOLIDATED BALANCE SHEETS (UNAUDITED)

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	Fischer-Watt Gold Company	New Fork Uranium
	January 31,	December 31,
	2012	2011		Adjustments	Consolidated

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$315	$1,532	$		$1,847
Restricted deposits	35,000	-			35,000
Prepaid and other current assets	74,894	-			74,894
Total Current Assets	110,209	1,532		-	111,741

OTHER ASSETS
Mining claims	-	75,836		2,000,000	2,075,836

TOTAL ASSETS	$110,209	$77,368		$2,000,000	$2,187,577

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,614	$850	$		$7,464
Accounts payable and accrued expenses – related party	227,373	95,580			322,953
Note payable - shareholders	340,000	-			340,000
Accounts payable and accrued expenses – shareholders	271,667	-			271,667
Total Current Liabilities	845,654	96,430		-	942,084

STOCKHOLDERS' (DEFICIT)
Common stock	87,061	45,667		4,333	137,061
Additional paid-in capital	18,604,669	453,333		1,477,605	20,535,607
Common stock subscriptions	-	(50,000)		50,000	-
Accumulated income prior to exploration stage	(15,353,115)				(15,353,115)
Accumulated deficit during exploration stage	(4,074,060)	(468,062)		468,062	(4,074,060)
Total Stockholders' Equity	(735,445)	(19,062)		2,000,000	1,245,493

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$110,209	$77,368		$2,000,000	$2,187,577

See the accompanying notes to the consolidated financial statements

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FISCHER-WATT GOLD COMPANY, INC.

(An Exploration Stage Company)

PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

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	Fischer-Watt	New Fork
	Gold Company	Uranium
	January 31,	December 31,
	2012	2011		Adjustments	Consolidated

Revenue	$-	$-	$		$-

Costs and expenses
Exploration	128,739	44,133			172,872
Professional fees	-	277,000			277,000
Maintenance fees	-	99,986			99,986
General and administrative	344,551	2,493			347,044
Total operating expenses	473,290	423,612		-	896,902

(Loss) from operations	(473,290)	(423,612)		-	(896,902)

Other Income (Expense)
Interest income	539				539
Interest expense	(27,280)				(27,280)
Other income	504				504
Total other income (expense)	(26,237)	-		-	(26,237)

(Loss) before taxes	(499,527)	(423,612)		-	(923,139)

Income taxes
Income tax benefit	-	-			-
Tax expense	-				-

Net (loss)	$(499,527)	$(423,612)		$-	$(923,139)

See the accompanying notes to the consolidated financial statements

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FISCHER-WATT GOLD COMPANY, INC.

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2012

(UNAUDITED)

NOTE 1 – BASIS OF PRO-FORMA PRESENTATION

On March 14, 2012, the Company entered into a Stock Purchase Agreement with the shareholders of New Fork Uranium Corporation (“New Fork”), a Wyoming corporation, whereby the shareholders of New Fork sold all of the issued and outstanding shares of New Fork to the Company in exchange for the issuance to the shareholders of an aggregate of 50,000,000 shares of common stock, at $0.001 par value, of the Company.

The 50,000,000 shares of common stock of the Company issued pursuant to the Stock Purchase Agreement were issued pro rata to all of the shareholders of New Fork on the basis of 0.877192983 share of the Company’s common stock for each outstanding New Fork share of common stock issued and outstanding on the effective date of the Stock Purchase Agreement.

New Fork holds 521 mining claims in the areas adjacent to the Company’s Cyclone Rim uranium exploration properties in Sweetwater County, Wyoming. New Fork’s assets are comprised of 521 federal mining claims covering about 10,000 acres of BLM land. These claims cover a large portion of the sinuous, uranium bearing roll-front that exists in this part of south-central Wyoming. The Company’s existing Cyclone Rim claims cover a 28 mile extent of the western portion of this same roll-front trend. This area of Sweetwater County is a historical uranium-mining district that is seeing a resurgence of development activity. The Company now holds significant acreage on key uranium ground in the Red Desert

Fischer-Watt’s fiscal year end is January 31st and New Fork’s fiscal year end is December 31st.

NOTE 2 – PRO-FORMA ADUSTMENTS

Adjustments included in the pro-forma consolidated financial statements are as follows:

a. To eliminate the historical stockholders’ equity of New Fork.

b. To record the issuance of 50,000,000 shares of FWGO common stock to the shareholders of New Fork at $0.04 per share.

F-4

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